Exhibit 99.1

PAR ANNOUNCES $74.8 MILLION REGISTERED DIRECT OFFERING

Houston, Texas; November 23, 2015: Par Pacific Holdings, Inc. (NYSE MKT: “PARR”) today announced it has agreed to sell 3,400,000 shares of its common stock at a price of $22.00 per share, representing a 6.0% discount to the 30-day volume-weighted average share price as of November 20, 2015, for anticipated gross proceeds of approximately $74.8 million. The shares were offered and are expected to be sold to certain pre-existing shareholders and other investors, who will be subject to a six month lock-up period with respect to the shares sold, in a registered direct offering conducted without an underwriter or placement agent. The expected net proceeds from the offering, after deducting estimated offering expenses, will be approximately $73.74 million. The offering is expected to close on or around November 25, 2015.

Par Pacific plans to use the net proceeds of the offering for working capital and general corporate purposes.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-204597), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on June 23, 2015. A prospectus supplement relating to the registered direct offering will be filed by the Company with the SEC. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC’s website at www.sec.gov or from Par Pacific Holdings, Inc., One Memorial Plaza, 800 Gessner Road, Houston, TX 77024, Attention: Investor Relations.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in the registered direct offering. There shall not be any offer, solicitation of an offer to buy, or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any registered direct offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About Par Pacific Holdings

Par Pacific Holdings, Inc., headquartered in Houston, Texas, is a growth-oriented company that manages and maintains interests in energy related assets. Par Pacific, through its subsidiaries, owns and operates a 94 Mbpd refinery with related logistics and retail network in Hawaii. Par Pacific also transports, markets and distributes crude oil from Western U.S. and Canada to refining hubs in the Midwest, Gulf Coast, East Coast and to Hawaii. In addition, Par Pacific owns an equity investment in Piceance Energy, LLC dba Laramie Energy Company, which has natural gas production and reserves located in the Piceance Basin of Colorado.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about the expected closing of the offering; anticipated use of the net proceeds of the offering; and other risks and uncertainties detailed in Par Pacific’s Annual Report on Form 10-K for the year ended December 31, 2014 and any other documents that Par Pacific filed with the Securities and Exchange Commission (SEC). Additionally, forward looking statements are subject to certain risks, trends, and uncertainties. Par Pacific cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release.

Contact:

Christine Thorp

Director, Investor Relations & Public Affairs

(832) 916-3396

cthorp@parpacific.com